Exhibit 99.1

Contacts:
For Mondelēz International		For D.E MASTER BLENDERS 1753
Media	Investors	Europe	U.S.
Charles Armitstead or
Michael Mitchell	Dexter Congbalay	Rosie Oddy (Pendomer)	Tom Johnson
+1-847-943-5678	+1-847-943-5454	+44 203 603 5220	+1-212-371-5999
news@mdlz.com	ir@mdlz.com	enquiries@pendomer.com	tbj@abmac.com

D.E Master Blenders 1753 and Mondelēz International Receive

Conditional Approval to Create Leading Global Coffee Business

AMSTERDAM & DEERFIELD, Ill. – 5th May, 2015 – D.E Master Blenders 1753 B.V. (DEMB) and Mondelēz International, Inc. (NASDAQ: MDLZ) announced today that they have received conditional approval from the European Commission to combine their respective coffee businesses and create the world’s leading pure-play coffee company – JACOBS DOUWE EGBERTS (JDE). The European Commission’s approval follows JDE’s commitment to divest the Carte Noire brand throughout the European Economic Area, the Merrild brand in Denmark and the Baltics, and licensing of the Senseo brand to a third party in Austria.

The World’s Leading Pure-Play Coffee Company

JDE will be the world’s leading pure-play coffee company with:

–	Annual revenues of more than €5 billion

–	No. 1 or No. 2 position in over 18 countries across Europe, Latin America and Australia

–	An international workforce of approximately 12,000 associates

–	A portfolio comprising some of the most well-known coffee brands around the world:

[o]	Power brands including: Jacobs, Tassimo, Moccona, Senseo and L’Or

[o]	Leading local brands including: Douwe Egberts, Kenco, Pilao and Gevalia

“We are pleased the Commission has conditionally approved the creation of JACOBS DOUWE EGBERTS, and we are excited to create the world’s leading pure-play coffee company. Through our iconic brands, rich histories and leading technologies, we intend to give coffee drinkers what they deserve: greater choice and access to some of the best coffee brands in the world,” said Pierre Laubies, CEO of JACOBS DOUWE EGBERTS.

“The combination of our coffee business with that of D.E Master Blenders 1753 creates a powerful new player in the coffee category with a fantastic portfolio of technology platforms and global and local brands,” said Irene Rosenfeld, Chairman and CEO of Mondelēz International. “The partnership will allow us to continue to participate in the growth of the coffee category, while enabling us to focus our resources on our core snacks categories of chocolate, biscuits, gum and candy.”

Conditional Approval

On May 7, 2014, Mondelēz International and D.E Master Blenders 1753 announced their intention to combine their respective coffee businesses to create the world’s leading pure-play coffee company. In October of 2014, the European Commission was formally notified about the proposed transaction. Today, the European Commission approved the combination of the respective coffee businesses subject to the conditions listed on their website.

New Management Team

The JACOBS DOUWE EGBERTS leadership team will be comprised of executives from both D.E Master Blenders 1753 and Mondelēz International:

Pierre Laubies, Chief Executive Officer
Fabien Simon, Chief Financial Officer	Luc Volatier, Global Vice President Operations
Roland Weening, President Europe II & ANZ	David Smith, Global Vice President R&D
Jan van Bon, President Europe I & Brazil	Fiona Hughes, Global Vice President Marketing
Taras Lukachuk, President EEMEA	Bernd Dreymuller, General Counsel
Peter Mueller, President Professional	Chet Kuchinad, Global Vice President HR

Transaction Completion

The transaction is anticipated to close in the course of 2015, subject to remaining closing conditions, at which point Mondelēz International will receive cash of approximately €4 billion and a 49 percent equity interest in JACOBS DOUWE EGBERTS. Acorn Holdings B.V. (AHBV), owner of D.E Master Blenders 1753, will hold a majority share in JDE and will have a majority of the seats on the board, which will be chaired by current DEMB Chairman, Bart Becht. AHBV is owned by an investor group led by JAB Holding Company s.à r.l. Mondelēz International will have certain minority rights.

Forward-Looking Statements

This press release contains a number of forward-looking statements. Words, and variations of words, such as “will,” “expect,” “intend,” “anticipate” and similar expressions are intended to identify these forward-looking statements, including, but not limited to, statements about: the parties’ entry into the transactions, the timeframe for completing the transactions and the financial and growth prospects for the new company; the cash proceeds and ownership interests to be received in the transactions; coffee market and sales growth; and the benefits of the transactions. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond Mondelēz International’s control, which could cause Mondelēz International’s actual results to differ materially from those indicated in these forward-looking statements. Such factors include, but are not limited to, risks that the parties will fail to successfully complete the transactions on the anticipated timeframe and that the transactions will not yield the anticipated benefits. Please also see Mondelēz International’s risk factors, as they may be amended from time to time, set forth in Mondelēz International’s filings with the SEC, including its most recently filed Annual Report on Form 10-K. Mondelēz International disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.

About Mondelez International

Mondelez International, Inc. (NASDAQ: MDLZ) is a global snacking powerhouse, with 2014 revenue of $34 billion. Creating delicious moments of joy in 165 countries, Mondelez International is a world leader in biscuits, chocolate, gum, candy, coffee and powdered beverages, with billion-dollar brands such as Oreo, LU and Nabisco biscuits; Cadbury, Cadbury Dairy Milk and Milka chocolate; Trident gum; Jacobs coffee and Tang powdered beverages. Mondelez International is a proud member of the Standard and Poor’s 500, NASDAQ 100 and Dow Jones Sustainability Index. Visit http://www.mondelezinternational.com or follow us on Twitter at http://www.twitter.com/MDLZ

About D.E Master Blenders 1753

D.E Master Blenders 1753 is a leading pure-play coffee and tea company that offers an extensive range of high-quality, innovative products through well-known brands such as Douwe Egberts, Senseo, L’OR, Pilão, Merrild, Moccona, Pickwick and Tea Forte in both retail and out of home markets. The company holds a number of leading market positions across Europe, Brazil, Australia and Thailand and its products are sold in more than 45 countries. D.E Master Blenders 1753 employs around 7,500 people worldwide. For more information, please visit http://www.demasterblenders1753.com.

About AHBV and JAB

AHBV is a member of the JAB Holding Company, a privately held affiliated group of entities, operating under the JAB trade name. JAB, is a privately held group focused on long-term investments in companies with premium brands, attractive growth and strong margin dynamics in the consumer goods sector. The group’s portfolio includes a controlling stake in Coty Inc., a global leader in beauty, controlling stakes in luxury goods companies including Jimmy Choo, Bally and Belstaff, a controlling stake in Peet’s Coffee & Tea, a premier specialty coffee and tea company, a controlling stake in Caribou Coffee Company, a specialty retailer of high-quality premium coffee products, a controlling stake in Einstein Noah Restaurant Group, a quick-casual restaurant company, and a controlling stake in D.E Master Blenders 1753 B.V. (“D.E”), the world’s leading pure play coffee and tea company. In May 2014, D.E announced an agreement with Mondelēz International Inc. to create Jacobs Douwe Egberts, which will combine the coffee business of Mondelēz with D.E to form the #2 FMCG coffee company in the world. JAB also owns a minority stake in Reckitt Benckiser PLC, a global leader in health, hygiene and home products. JAB is overseen by its three Senior Partners, Peter Harf, Bart Becht (Chairman) and Olivier Goudet (CEO).

About BDT Capital Partners

BDT Capital Partners provides family-owned and entrepreneurially led companies with long-term capital, solutions-based advice and access to an extensive network of world-class family businesses. Based in Chicago, BDT Capital Partners is a merchant bank structured to provide advice and capital that address the unique needs of closely held businesses. Through its advisory business, BDT & Company, LLC works with family businesses to pursue their long-term strategic and financial objectives. BDT Capital Partners and its affiliated funds are minority investment partners of JAB in Peet’s Coffee & Tea Inc. and Caribou Coffee Company, Inc.

About Quadrant Capital Advisors, Inc.

Quadrant Capital Advisors is the exclusive investment advisor to the family of Julio Mario Santo Domingo. Similar to Patrinvest and JAB, the family has been invested for generations in the branded consumer goods sector and is today the second largest shareholder of SABMiller plc, the world’s second largest beer company.

About Société Familiale d’Investissements S.A.

Société Familiale d’Investissements S.A. is an affiliate of Patrinvest SCA. Patrinvest SCA holds the interests of some of the Belgian founding families of Anheuser-Busch InBev, the leading global brewer and one of the world’s top five consumer products companies. Their investment philosophy is compatible with JAB’s: the family is focused on the very long term and has a wealth of experience in the branded consumer goods sector.

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